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                                                                     Exhibit 5.1

                            HOGAN & HARTSON L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                 202/637-5600


                               November 27, 1996



Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Virginia  22202

Gentlemen:

          We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinions expressed in this letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on November 7, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. An executed copy of the Registration Rights and Lock-Up Agreement, dated as of June 30, 1994.
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Board of Directors
November 27, 1996
Page 2


          5. Resolutions of the Board of Directors of the Company adopted on October 22, 1996, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          6. The First Amended and Restated Agreement of Limited Partnership of Charles E. Smith Residential Realty L.P. (the "Operating Partnership"), as amended (the "Operating Partnership Agreement"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) appropriate action having been taken by the Board of Directors regarding the issuance of the Shares, and (iii) issuance of the Shares upon redemption of outstanding units of limited partnership interest in the Operating Partnership in accordance with the terms of the Operating Partnership Agreement, the Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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Board of Directors
November 27, 1996
Page 3


          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/

                                    HOGAN & HARTSON L.L.P.